As filed with the Securities and Exchange Commission on September 11, 1998.
                   Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     CALLOWAY'S NURSERY, INC.
       (Exact name of issurer as specified in its charter)

Texas                                                 75-2092519
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)               Identification No.)

  4200 Airport Freeway, Fort Worth, Texas 76117-6200
             (Address of Principal Executive Offices)

                   CALLOWAY'S NURSERY, INC.,
                  1996 Stock Option Plan and
                     1997 Stock Option Plan
                    (Full title of the plan)

           Mr. James C. Estill, 4200 Airport Freeway
                  Fort Worth, Texas 76117-6200
            (Name and address of agent for service)

                          (817) 222-1122
  (Telephone number, including area code, of agent for service)

     The Commission is requested to send copies of all communications and notices to:

                           Sam Rosen
           Shannon, Gracey, Ratliff & Miller, L.L.P.
                      1600 Bank One Tower
                        500 Throckmorton
                  Fort Worth, Texas 76102-3899
                         (817) 336-9333
                   (817) 336-3735 (telecopy)
                    (Counsel for the Issuer)

     Approximate date of proposed sale: Sales to optionees of the securities registered hereunder are expected to take place from time to time after the effective date of this Registration Statement as and when options are exercised.

                 CALCULATION OF REGISTRATION FEE


TITLE OF            AMOUNT       PROPOSED       PROPOSE        AMOUNT OF
SECURITIES          TO BE        MAXIMUM        MAXIMUM        REGISTRATION
TO BE               REGISTERED   PRICE PER      AGGREGATE      FEES (6)
REGISTERED                       SHARE          OFFERING
                                                PRICE

CALLOWAY'S          268,000(1)   $1.66129(4)    $445,225.72    $131.34
NURSERY, INC.       247,500(2)   $1.125 (5)     $278,437.50    $ 82.14
$0.01 PAR VALUE       2,500(3)   $1.66129(4)    $  4,153.23    $  1.23
COMMON STOCK        _________                                 ________

     Totals         518,000                                    $214.71

     (1)  Shares underlying Options available under the 1997 Stock Option Plan.

     (2) Shares underlying Options presently outstanding under the 1996 Stock Option Plan.

     (3)  Shares underlying Options available under the 1996 Stock Option Plan.

     (4) These shares use to be offered at prices not presently determinable. Pursuant to Rule 457(c), the offering price is based upon the average of the high and low prices on August 20, 1998, as reported in the consolidated reporting system.

     (5) In accordance with Rule 457(h), each share has been valued at the price which the Options relating to it may be exercised.

     (6) Based on $295 per $1,000,000 of the maximum aggregate price at which securities are proposed to be offered. 15 U.S.C. 77F (3) and (4).

                              PROSPECTUS


                    CALLOWAY'S NURSERY, INC.

            1996 Stock Option Plan - 250,000 Shares
            1997 Stock Option Plan - 268,000 Shares

                          COMMON STOCK
                  (Par Value $0.01 Per Share)

     This Prospectus relates to the offer and sale from time to time of up to 250,000 shares of common stock, par value $.01, under the 1996 Stock Option Plan (the "1996 Plan"), and up to 268,000 shares of common stock, $.01 par value, under the 1997 Stock Option Plan (the "1997 Plan"), of Calloway's Nursery, Inc. (the "Company") by Selling Shareholders (the "Offering"), and is prepared in accordance with General Instruction C to Form S-8, to be used in connection with the resale of control securities acquired or to be acquired by the Selling Shareholders pursuant the exercise options granted under the CALLOWAY'S NURSERY, INC. 1997 Stock Option Plan (the "Plan"). See "SELLING SHAREHOLDERS."

     Selling Shareholders, directly or through agents, dealers or underwriters, may sell any of the 518,000 shares of common stock (the "Shares") covered under the 1996 Plan and 1997 Plan, from time to time on terms to be determined at the time of sale. To the extent required, the specific number of Shares to be sold, the names of the Selling Shareholders, respective purchase prices and public offering prices, the name of any agent, dealer or underwriter, and applicable discounts or commissions with respect to a particular offer, will be set forth in an accompanying Prospectus supplement. See "PLAN OF DISTRIBUTION."

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus or the documents incorporated by reference herein in connection with the Offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Shareholder. Neither the delivery of this Prospectus or any Prospectus supplement nor any sale made hereunder or thereunder, shall under any circumstances create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

     The Company's common stock is traded in the over the counter market on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "CLWY".

    These securities involve a significant degree of risk.  See "Risk Factors."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
     THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
     THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
     IS A CRIMINAL OFFICE.


        The date of this Prospectus is September 8, 1998.

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at Room 1024, 450
Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at 500 Throckmorton, 16th Floor, Fort Worth, Texas 76102. Copies of such material may be obtained upon the payment of prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended on September 30, 1997 (the "1997 Form 10-K");

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above;

     (c) The description of the Company's Common Stock contained under the caption "Common Stock" in Item 1 of the Form 8-A Registration Statement filed with the Securities and Exchange Commission on or about May 17, 1991.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Any such requests should be directed to Investor Relations, Calloway's Nursery, Inc., 4200 Airport Freeway, Fort Worth, Texas 76117-6200, (817) 222-1122.

                           THE COMPANY

     Calloway's Nursery, Inc. (the "Company"), a Texas Corporation, is a leading, specialty retailer of lawn and garden products. The Company presently operates fourteen retail store locations in the Dallas and Fort Worth markets.

     For additional information regarding the Company, see the 1997 Form 10-K and other documents incorporated by reference herein. As of December 14, 1997, there were approximately 329 shareholders of record of the Company.

     The Company's principal executive offices are located at 4200 Airport Freeway, Fort Worth, Texas 76117, and its telephone number is (817) 222-1122.

                           RISK FACTORS

     In addition to the other information in this Prospectus, prospective investors should carefully consider the following factors which individually or cumulatively could result in the decline or loss in the value of the Shares offered hereby:

     COMPETITION. The retail nursery business is highly competitive. The Company competes for the loyalty of its customers in the same market with five other national or regional chains and with a number of grocery store chains that sell plants, flowers, seeds and other gardening products. Most of these other chains have longer operating histories and considerably greater financial, marketing and sales than the Company's. The Company also competes with many independent nurseries.

     SEASONALITY. The Company's business is seasonal. Sales and net income are typically highest during the third fiscal quarter, which includes the spring selling season - the period during which most gardening is done in the Dallas-Fort Worth area. Gardening activity in the Dallas-Fort Worth area usually declines after July 1, and sales remain relatively low throughout the summer season. The Company typically incurs higher net losses during the first fiscal quarter, since profit margins on Christmas merchandise are lower than on the Company's other merchandise. The second fiscal quarter is somewhat dependent on weather patterns in a particular year, with an earlier start to warmer spring weather tending to increase sales and net income.

           LIMITED TRADING MARKET FOR COMMON STOCK MAY LIMIT LIQUIDITY

     The Company has only limited trading for its shares of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). This limited trading market as such may be highly volatile and may not be reflective of the actual price for which shares of the Common Stock may be sold.

                       SELLING SHAREHOLDERS

     The following table sets forth certain information as of July 1, 1998 regarding the common stock of the Company beneficially owned by the selling shareholders, and any position, office or other material relationship which the Selling Shareholders have had in the past three years which the Selling Shareholders have had in the past three years with the Company. The table also sets forth the number of Shares of Common Stock each Selling Shareholder (1) owned of record as of July 1, 1998, (2) has acquired pursuant to the exercise of options granted under the 1997 Stock Option Plan, all of which Shares may be sold under this Prospectus, (3) may acquire pursuant to exercise of stock options (whether or not they are presently exercisable) previously granted under the Company's 1996 Plan and/or 1997 Plan, all of which Shares may be sold under this Prospectus, and (4) will own after the completion of this offering, assuming all Shares offered are sold.

NAME      POSITION,      SHARES          SHARES         SHARES      NUMBER
 (1)      OFFICE OR      BENEFICIALLY    ACQUIRED       SUBJECT     OF SHARES
          MATERIAL       OWNED AS OF     UNDER THE      TO OPTIONS  OF COMMON
          RELATIONSHIP   JULY 1, 1998    PLANS & HELD   GRANTED     STOCK
                         (2)             SUBJECT TO     UNDER THE   OWNED
                                         THIS OFFERING  PLAN, BUT   AFTER SALE
                                                        NOT YET     (3)
                                                        EXERCISED

JOHN S.   Vice           135,184         0              25,000      135,184
PETERS    President-
          Operations
          and Director

DAVID S.  Vice           127,623         0              15,000     127,623
WEGER     President-
          Merchandising

DANIEL G. Vice            77,610         0              16,000      77,610
REYNOLDS  President
          & CFO          _______         _______        ______     _______

TOTAL                    340,417         0              56,000     340,417

     (1) Accept as otherwise noted, each of the persons named has sole voting and dispositive power with respect to the Shares reported.

     (2) Includes all Shares for which beneficial ownership is deemed pursuant to Rule 13(d)(3) under the Exchange Act.

     (3) Assumes that all Shares offered are sold, that no additional Shares will be purchased and that no additional Shares will be sold. Based on these assumptions, no Selling Shareholders will own 1% or more of the Common Stock.

                       PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from sales of the Shares owned by the Selling Shareholders. Generally, all costs, expenses, and fees incurred in connection with the registration of the Shares offered hereby will be borne by the Company. However, the Selling Shareholders will bear all brokerage commissions and discounts and other costs and expenses attributable to the sale of their Shares offered hereby.

     Shares owned by a Selling Shareholder may be sold from time to time to purchasers directly by such Selling Shareholder. Alternatively, the Selling Shareholders may from time to time offer their respective Shares in one or more transactions (which may involve block transactions) (i) through underwriters;
(ii) through dealers; (iii) "at the market" to or through a market maker or into an existing trading market, in the over-the-counter market or otherwise, or in other ways not involving market makers or established trading markets;
(iv) in privately negotiated transactions; or (v) in a combination of any such transactions. Such transactions may be effected by any Selling Shareholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. At the time a particular offer of Shares is made, a Prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     If an underwriter or underwriters are utilized in a firm commitment public offering, the Selling Shareholders will execute a firm commitment underwriting agreement with such underwriters. If a dealer is utilized in the sale of its Shares, the Selling Shareholder will sell such Shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale.

     Sales of Shares "at the market" and not at a fixed price into an existing trading market for the Shares, in the over-the-counter market or otherwise, may be made to or through one or more underwriters, acting as principal or as agent, as shall be specified in an accompanying Prospectus supplement. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

     The place and time of delivery for a particular offer of the Shares will be set forth in an accompanying Prospectus supplement, if required.

     Any brokers or dealers that participate with the Selling Shareholders in offers and sales of the Shares offered hereby (and any other participating brokers and dealers) may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received by such broker-dealers and any profit on the sale of the Shares by such broker-dealers may be deemed underwriting discounts and commissions under the Securities Act.

     The Company has informed the Selling Shareholders of the need for delivery of a copy of this Prospectus. There is no assurance that any of the Selling Shareholders offers for sale or sell any or all of the Common Stock covered by this Prospectus.

            INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Sections 2.02A(16) and 2.02-1 of the Texas Business Corporation Act empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Company's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the full extent permitted by law.

     In particular, the Company shall indemnify to the fullest extent permitted by law any person who is made a named defendant or respondent in any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or in any appeal in such an action, suit, or proceeding, by reason of the fact that he or she is or was a director, advisory director, or officer of the Company, against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director, advisory director, or officer in connection with any such action, suit, or proceeding. The Company may indemnify other persons, as permitted by law. The Company shall pay or reimburse expenses to directors, advisory directors, and officers and may pay or reimburse expenses to other persons, as permitted by law. The Company may purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of directors, advisory directors, officers, or other persons, against any liability asserted against such persons in their capacities as directors, advisory directors, officers, or otherwise, of the Company, whether or not the Company would have the power to indemnify such directors, advisory directors, officers, or other persons against such liability, as permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          LEGAL OPINION

     Shannon, Gracey, Ratliff & Miller, L.L.P., of Fort Worth, Texas, which has represented the Company in this offering, has delivered an opinion that the Shares, covered by this Prospectus, to be issued upon the exercise of options granted under the plans, will, when issued under the circumstances assumed in such opinion, be validly issued, fully paid and non-assessable.

                             EXPERTS

     The consolidated balance sheets of the Company as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1997, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                      CALLOWAY'S NURSERY, INC.


     TABLE OF CONTENTS                 PAGE

AVAILABLE INFORMATION................   5

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE...............   5              __________________

THE COMPANY..........................   6

RISK FACTORS.........................   6              1996 Stock Option Plan
                                                           250,000 SHARES
SELLING SHAREHOLDERS.................   7              1997 Stock Option Plan
                                                           268,000 SHARES
PLAN OF DISTRIBUTION.................   8
                                                             COMMON STOCK
INDEMNIFICATION......................   9                  $0.01 PAR VALUE

LEGAL OPINION........................   9

EXPERTS..............................   10

               ____________________
                                                              PROSPECTUS
                                                         ____________________

                                                          September 8, 1998

                             PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended September 30,
          1997;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above;

     (c) The description of the Registrant's Common Stock contained under the caption "Common Stock" in Item 1 of the Form 8-A Registration Statement filed with the Securities and Exchange Commission on or about May 17, 1991;

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Shares being offered hereunder are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Neither any expert named in the Registration Statement as having prepared or certified any part hereof (or as named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company or Selling Shareholders named in the Prospectus or reoffer Prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of this Registration Statement or that part of this Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the Offering, a substantial interest, direct or indirect, in the Company or was connected with the Company as a promoter, underwriter, voting trustee, director, officer, or employee.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Sections 2.02A(16) and 2.02-1 of the Texas Business Corporation Act empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The Company's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the full extent permitted by law.

     In particular, the Company shall indemnify to the fullest extent permitted by law any person who is made a named defendant or respondent in any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or in any appeal in such an action, suit, or proceeding, by reason of the fact that he or she is or was a director, advisory director, or officer of the Company, against all expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director, advisory director, or officer in connection with any such action, suit, or proceeding. The Company may indemnify other persons, as permitted by law. The Company shall pay or reimburse expenses to directors, advisory directors, and officers and may pay or reimburse expenses to other persons, as permitted by law. The Company may purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of directors, advisory directors, officers, or other persons, against any liability asserted against such persons in their capacities as directors, advisory directors, officers, or otherwise, of the Company, whether or not the Company would have the power to indemnify such directors, advisory directors, officers, or other persons against such liability, as permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     A total of 18,083.75 of the Shares being reoffered or resold pursuant to this Registration Statement are restricted securities. All such securities were issued pursuant to Section (2) of the Securities Act.

ITEM 8. EXHIBITS

     4a Articles of Incorporation, and all amendments thereto, of Registrant (Exhibit 3(a)) (1)

     4b   Bylaws, and all amendments thereto, of Registrant (Exhibit 3(b)) (1)

     4c   Rights Agreement of the Registrant dated April 17, 1991 (Exhibit
          4(b)) (1)

     5    Opinion and Consent of Shannon, Gracey, Ratliff & Miller, L.L.P. (4)

     23 Consent of PricewaterhouseCoopers LLP, independent certified public accountants (4)

     99a  1996 Stock Option Plan of Calloway's Nursery, Inc. (Exhibit A) (2)

     99b  1997 Stock Option Plan of Calloway's Nursery, Inc. (Exhibit A) (3)

______________

     (1) Incorporated by reference to the Exhibit shown in parenthesis filed in Registration Statement No. 33-40473 on Form S-1, and amendments thereto, filed by the Company with the Securities and Exchange Commission and effective on June 26, 1991.

     (2) Incorporated by reference to the Exhibit shown in parenthesis to the Company's Proxy Statement for its 1997 Annual Meeting of Shareholders.

     (3) Incorporated by reference to the Exhibit shown in parenthesis to the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders.

     (4)  Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        POWER OF ATTORNEY

Know All Men By These Presents that each person whose signature appears on the signature pages of this Registration Statement constitutes and appoints James
C. Estill and John T. Cosby and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 8, 1998.

                                          CALLOWAY'S NURSERY, INC.
                                          (Registrant)


Date: September 8, 1998                      By:   /s/ JAMES C. ESTILL
                                             James C. Estill, President

                                             By:  /s/ DANIEL G. REYNOLDS
                                             Daniel G. Reynolds, Vice President
                                             and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE           TITLE                    DATE


/s/JAMES C. ESTILL  Chairman of the Board,   September 8, 1998
James C. Estill     President and Chief
                    Executive Officer
                    (Principal Executive
                    Officer and Director)

/s/JOHN T. COSBY    Vice President -         September 8, 1998
John T. Cosby       Corporate Development
                    Secretary and Director

/s/JOHN S. PETERS   Vice President -         September 8, 1998
John S. Peters      Operations


/s/ROBERT E. GLAZE  Director                 September 8, 1998
Robert E. Glaze

/s/STANLEY BLOCK    Director                 September 8, 1998
Stanley Block

                        INDEX TO EXHIBITS



EXHIBIT                                                            SEQUENTIALLY
NUMBER                 EXHIBIT                                     NUMBERED
                                                                   PAGE


4a Articles of Incorporation, and all amendments thereto, of Registrant


4b        Bylaws, and all amendments thereto, of Registrant


4c        Rights Agreement of the Registrant dated July 1, 1991


5         Opinion and Consent of Shannon, Gracey, Ratliff &
          Miller L.L.P.


23a Consent of PricewaterhouseCoopers LLP, independent certified public accountants


99a       1996 Incentive Stock Plan of Calloway's Nursery, Inc.


99b       1997 Incentive Stock Plan of Calloway's Nursery, Inc.